UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2014

KLEANGAS ENERGY TECHNOLOGIES, INC. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	333-176820 (Commission File Number)	45-53499508 (IRS Employer Identification No.)

3001 N. Rocky Pt. RD. Suite 200 Tampa, Florida	33771
(Address of principal executive offices)	(Zip Code)

(888)720-0806 Registrant's telephone number, including area code

__________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Amendment to Articles of Incorporation

Effective July 11, 2014, the Board of Directors of Kleangas Energy Technologies Inc., a Delaware corporation (the “Company”) approved an amendment to the certificate of designation for common stock number and voting rights of the preferred stock series "A", "B", "C", "D", "E" and "F", number, voting rights, conversion rights, qualifications, limitations, restrictions and other characteristics (the "Amendment to Certificate of Designation"). The Amendment to Certificate of Designation was filed with the Secretary of State of Delaware on July 11, 2014 revising the number of shares in each series of the 10,001,000 shares of preferred stock previously designated as follows: (i) 200 shares shall be Series A; (ii) 100 shares shall be Series B; (iii) 5,300 shares shall be Series C; (iv) 400 shares shall be Series D; (v) 7,995,000 shares shall be Series E; and (vi) 12,720 shares shall be Series F. Thus, this leaves 1,987,280 shares of preferred stock authorized but undesignated as a series. The Amendment to the Certificate of Designation does not affect the number of total issued and outstanding preferred shares.

Series F Preferred Stock

The 12,720 shares of Series F preferred stock are certain of the former shares designated as Series "E", which were returned to treasury and cancelled on July 3, 2014. The rights and preferences of the newly created Series F shares of preferred stock are generally discussed below.

Ranking. The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and pari passu in right of liquidation with the Company’s common stock, par value $0.00001 per share (“Common Stock”); (b) junior in right of dividends and liquidation with respect to the Series A-E preferred stock; and (c) junior to all existing and future indebtedness of the Company.

Voting. Except as required by applicable law or as set forth herein, the holders of shares of Series F preferred stock will have no right to vote on any matters, questions or proceedings of this Company including, without limitation, the election of directors.

Dividends. Commencing on the date of the issuance of any such shares of Series F preferred stock (each respectively an “Issuance Date”), holders of Series F preferred stock will be entitled to receive dividends on each outstanding share of Series F preferred stock (“Dividends”), which will accrue in shares of Series F preferred stock at a rate equal to 8.00% per annum from the Issuance Date. Accrued Dividends will be payable upon redemption or conversion of the Series F preferred stock in accordance with the below. If upon any payment date, the accrued Dividends do not equal a full Series F share, such amount shall be rounded up to the next whole share amount. Any calculation of the amount of such Dividends payable will be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually. So long as any shares of Series F preferred stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any common stock. The common stock will not be redeemed while the Series F preferred stock is outstanding.

Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of common stock by reason of their ownership thereof, the holders of Series F preferred stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series F preferred stock equal to $1,000.00 (the “Original Series F Issue Price”), plus any accrued but unpaid Dividends thereon ( collectively, the “Series F Liquidation Value”). If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the shares of Series F preferred stock are not paid in full, the holders of shares of Series F preferred stock will share equally and ratably with the holders of shares of common stock in any distribution of assets of the Company in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all holders, then such assets will be distributed among the holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Redemption. Company’s Redemption Option. The Company will have the right, at the Company’s option, to redeem all or a portion of the shares of Series F preferred stock, at a price per share equal to 130% of the Series F Liquidation Value (the “Corporation Redemption Price”).

Mandatory Redemption. If the Company determines to liquidate, dissolve or wind-up its business and affairs, or effect any deemed liquidation event, the Company will redeem the Series F preferred stock at the Company's Redemption Option. The Company will not have the power to effect a deemed liquidation event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance with these provisions.

Conversion. Mechanics of Conversion. Subject to the terms and conditions hereof, one or more of the Series F preferred stock may be converted into shares of common stock, at any time or times after (but not on or before) the earlier to occur of the (i) six-month anniversary of the issuance date of such Series F preferred stock or (ii) an effective registration statement covering the shares if common stock to be issued pursuant to the conversion notice, at the option of holder, by written notice to the Company (the “Conversion Notice”), of the holder’s election to convert the Series F preferred stock. On the same trading day which the Company has received the conversion notice (as the case may be) by 11:59 a.m. Eastern time, or the following trading day if received after such time or on a non-trading day, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the conversion notice to the holder and the Company’s transfer agent and shall authorize the credit by the transfer agent of such aggregate number of conversion shares to which the holder is entitled pursuant to such conversion notice to holder's or its designee’s balance account with The Depository Trust Corporation (DTC) Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence. No fractional shares of common stock are to be issued upon conversion of Series E preferred stock, but rather the Company shall round up the amount to the nearest whole share. The holder shall not be required to deliver the original certificates for the Series F preferred stock in order to effect a conversion hereunder. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of conversion shares to holder.

In the event of a conversion of any Series F preferred stock pursuant to a conversion notice, the Company shall issue to the holder of such Series F preferred stock a number of shares of common stock (the “Conversion Shares”) equal to the Series F liquidation value divided by the conversion price. The conversion price shall mean the lower of (i) $0.0028 per share of common stock, or (ii) 70% of the lowest individual daily VWAP in the ten trading days prior to the date the conversion notice is delivered to the Company.

Notwithstanding any other provision, at no time may the Company or holder deliver a conversion notice if the number of Conversion Shares to be received pursuant to such conversion notice, aggregated with all other shares of common stock then beneficially (or deemed beneficially) owned by holder, would result in holder owning, on the date of delivery of the conversion notice, more than 4.99% of all common stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, as of any date, the aggregate number of shares of common stock into which the preferred stock are convertible within 61 days, together with all other shares of common stock then beneficially (or deemed beneficially) owned (as determined pursuant to Rule 13d-3 under the Exchange Act) by holder and its affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), shall not exceed 4.99% of the total outstanding shares of common stock as of such date.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.2 Certificate of Amendment to Designation for Common Stock Number and Voting Rights of the Preferred Stock Series "A", "B", "C", "D", "E" and "F", Number, Voting Rights, Conversion Rights, Qualifications, Limitations, Restrictions and Other Characteristics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 22, 2014	Kleangas Energy Technologies Inc.
/s/Bo Linton
By: Bo Linton
Its: CEO